EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into by and between Eternal Energy Corp. (the “Company”) and Kirk Stingley (“Executive”), on the 28th day of May, 2008, and will be effective as of the 2nd day of June, 2008 (the “Effective Date”).  The parties hereto agree as follows:

1.           Employment and Duties.  The Company shall employ Executive in the position of Chief Financial Officer (or such other senior executive position as may be assigned to him by the Company’s Chief Executive Officer).  Executive’s responsibilities shall include, but not be limited to, overseeing all accounting, financial, compliance, SEC reporting and/or other regulatory activities typically associated with a publicly traded company (such as overseeing the Company’s Treasury, Human Resources, Risk Management and Investor Relations functions), managing the Company’s relationship with its external audit firm and such other senior executive duties as may be assigned to Executive from time to time by the Company’s Chief Executive Officer.  In addition, Executive shall perform such services for Ryland Oil Corporation, Roadrunner Oil and Gas, Inc. and their parents and subsidiaries as the Company shall direct from time to time.  Executive shall report to the Company’s Chief Executive Officer.  Executive shall devote his full time, attention and energy exclusively to the business and interests of the Company and to the performance of his duties and obligations under this Agreement, unless otherwise provided by this Agreement.  Notwithstanding the foregoing, however, Executive shall have the right to perform incidental accounting, tax consulting and tax compliance services at such times and in such manner as will not interfere with the performance of his duties for the Company.

2.           Term of Agreement.  The term of this Agreement shall commence on the Effective Date and shall continue through and including June 1, 2010, subject to the provisions of the Section in this Agreement entitled “Termination or Expiration of Agreement,” (the “Term”).  Notwithstanding the foregoing, the provisions of the Sections in this Agreement entitled “Non-competition; Secrecy,” “Representations and Warranties” and “Miscellaneous” shall survive, and continue in full force and effect, after any termination or expiration of this Agreement, irrespective of the reason for the termination or any claim that the termination was wrongful or illegal.

3.           Compensation and Other Benefits.  The Company shall provide the following compensation and other benefits to Executive during the Term in consideration of Executive’s performance of all of his obligations under this Agreement:

3.1           Base Salary.  Subject to the provisions of the Section in this Agreement entitled “Termination or Expiration of Agreement,” during the Term the Company shall, commencing on the Effective Date, pay Executive an annual base salary of One Hundred Thirty Eight Thousand and No/100s US Dollars ($138,000.00 USD), payable in arrears on the last day of each calendar month, in gross monthly installments of Eleven Thousand Five Hundred and No/100s US Dollars ($11,500.00 USD).  The base salary to be paid to Executive hereunder, as changed by the parties from time to time, may be referred to herein as “Base Salary.”

3.2           Discretionary Bonus.  Executive shall be entitled to such discretionary bonuses as the Company’s Board of Directors shall determine appropriate in the exercise its sole discretion.  Notwithstanding the foregoing, however, Executive’s total annual discretionary bonuses for any calendar year during the term of this Agreement shall not exceed Executive’s Base Salary for such period.

3.3           Stock Options.  The Company grants Executive, as of the date of this Agreement, the option to purchase One Million (1,000,000) shares of the Company’s common stock at a per share exercise price of eighteen US Cents ($0.18 USD), subject to all of the terms set forth below and in the Stock Option Agreement memorializing the grant of this option (“Stock Option”).  A condition to the grant of this Stock Option will be that the parties memorialize the grant of this Stock Option in a written stock option agreement (“Stock Option Agreement”) containing the customary terms and conditions which the Company includes in stock options granted to members of its Board of Directors and other employees and containing the other terms and conditions set forth in this Paragraph.  The Stock Option will vest and be exercisable as to twenty-five percent (25%) of the optioned shares every six (6) months over a period of two years, with the first twenty-five percent (25%) becoming exercisable six (6) months from the Effective Date.  If the Company terminates Executive’s employment without “Cause,” defined below, Executive’s severance benefits (including vesting of the Stock Options) will be governed by the Sub-section of this Agreement entitled “Termination Without Cause.”  If the Company terminates Executive’s employment for “Cause,” then all of Executive’s un-vested Stock Options shall expire and become un-exercisable as of the date of such termination “for Cause.”  The Stock Option Agreement will provide that the vested Stock Options shall be exercisable, in whole or in part, for a period of five years from the Effective Date, expiring on June 1, 2013, subject to earlier termination in accordance with the provisions of this Agreement and the Stock Option Agreement.  In addition, the Stock Option Agreement will provide that the Stock Options shall expire ninety (90) days after termination of Executive's employment.  The Stock Option Agreement will also provide that the purchase price for the shares to be purchased upon the exercise of the Stock Option must be paid in cash at the time of the exercise of the Stock Option.

3.4           Fringe Benefits.  As additional consideration for Executive’s performance of services under this Agreement, Executive shall be entitled to receive the following benefits (the “Fringe Benefits”):

3.4.1           Employee Benefit Plans.  During the Term, the Company will pay the premiums incurred to provide group medical insurance coverage for Executive and his dependents. During the Term, the Company will also allow Executive to participate in such other group health, pension, welfare, and insurance plans (together with the group medical insurance plan, the “Employee Benefit Plans”) maintained by the Company from time to time for the general benefit of its executive employees, as such Employee Benefit Plans may be modified from time to time in the Company’s sole and absolute discretion.

3.4.2           Other Benefits.  The Company shall provide Executive with all other benefits and perquisites as are made generally available to the Company’s executive employees under the Company’s Employee Handbook, as such Employee Handbook may be modified from time to time in the Company’s sole and absolute discretion.

3.4.3           Vacation; Sick Leave and Holidays.  Executive shall be entitled to four (4) weeks of paid vacation per year, which will be earned ratably during the year, and to such sick leave and paid holidays as are generally made available to the Company’s executive employees under the Company’s Employee Handbook, as such Employee Handbook may be modified from time to time in the Company’s sole and absolute discretion.

3.4.4           Reimbursement of Business Expenses.  Subject to the prior approval of the Company, the Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred by Executive in connection with the performance of his duties under this Agreement, upon submission by Executive to Company of reasonable documentation pertaining to such expenses.

3.5           Deferred Compensation.  Any deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) payable under this Agreement on account of Executive’s separation from service shall not commence prior to six months following such separation if Executive is a key employee (within the meaning of Section 409A).  Provided, that in determining whether Executive is a key employee, any compensation realized on account of the exercise of a stock option or a disqualifying disposition of stock acquired through exercise of an incentive stock option shall be disregarded.

3.6           Withholding.  All customary withholding taxes and other employment taxes which the Company is required by law to withhold and pay with respect to compensation paid by an employer to an employee shall be subtracted and withheld from all compensation paid by the Company to Executive for services rendered by Executive to the Company.

4.	Termination or Expiration of Agreement.

4.1           Termination at Company’s Election.  The Company may terminate Executive’s employment at any time during the Term, for any reason or no reason, with or without Cause (as hereinafter defined), and with or without notice, subject to provisions of the Sub-sections of this Section entitled “Termination for Cause,” “Termination Without Cause” and “Severance Following a Change in Control.”

4.1.1           Termination for Cause.  If Executive’s employment is terminated for Cause (defined below), Executive shall be entitled to receive only the following:  (i) payment of Executive’s Base Salary through and including the date of termination; (ii) payment for all accrued and unused vacation time as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (iii) reimbursement of business expenses incurred prior to the date of termination.  Except as expressly set forth in this Sub-section, Executive shall not be entitled to receive any Base Salary, Fringe Benefits or severance benefits in the event Executive’s employment is terminated for Cause, except that Executive may continue to participate in the Employee Benefit Plans to the extent permitted by and in accordance with the terms of those plans or as otherwise required by law.

4.1.2           Termination Without Cause.  If Executive’s employment by the Company is terminated by the Company without Cause or if Executive’s employment is terminated for Good Reason (defined below), Executive shall receive: (i) payment of Executive’s Base Salary through and including the date of termination; (ii) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (iii) reimbursement of business expenses incurred prior to the date of termination.  In addition, if the severance of Executive’s employment falls within the terms of this Sub-section and if the terms of the Subsection of this Section entitled “Severance Following a Change in Control” does not apply to the severance of Executive’s employment with the Company, then, subject to the condition that Executive sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, Executive shall receive the following additional benefits:  (i) a severance payment in an amount equal to Thirty Thousand and No/100s US Dollars ($30,000.00 USD), less applicable withholdings; and (ii) immediate vesting in full of any unvested Stock Options issued to Executive pursuant to the Stock Option Agreement referred to in the Sub-section of this Agreement entitled “Stock Options.”

4.1.3           Severance Following a Change in Control.

A.           If, immediately prior to or within twelve months following a Change in Control (defined below),  (i) Executive’s employment is terminated by the Company without Cause or (ii) Executive’s employment is terminated for Good Reason (defined below), Executive shall receive: (x) payment of Executive’s Base Salary through and including the date of termination; (y) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (z) reimbursement of business expenses incurred prior to the date of termination.  In addition, if the severance of Executive’s employment falls within the terms of this Sub-section, then, subject to the condition that Executive sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, Executive shall receive the following additional benefits: (i) a severance payment in an amount equal to the product of two times Executive’s annual Base Salary as the same may have been changed through the date of the severance of Executive’s employment, less applicable withholdings; and (ii) immediate vesting in full of any unvested Stock Options issued to Executive pursuant to the Stock Option Agreement referred to in the Sub-section of this Agreement entitled “Stock Options.”

B.           If Executive severs employment with the Company within sixty (60) days of a Change in Control (defined below) for any reason other than Good Reason (defined below), Executive shall receive: (x) payment of Executive’s Base Salary through and including the date of termination; (y) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of termination; and (z) reimbursement of business expenses incurred prior to the date of termination.  In addition, if Executive severs employment with the Company within sixty (60) days of a Change in Control for any reason other than Good Reason, then, subject to the condition that Executive sign a general release of all claims in a form approved by the Company in the exercise of its sole discretion, Executive shall receive the following additional benefits: (i) a severance payment in an amount equal to Executive’s annual Base Salary as the same may have been changed through the date of the severance of Executive’s employment, less applicable withholdings; and (ii) immediate vesting in full of any unvested Stock Options issued to Executive pursuant to the Stock Option Agreement referred to in the Sub-section of this Agreement entitled “Stock Options.”

C.           For purposes of this Section, the term “Change in Control” shall have the meaning given that term in the Stock Option Agreement referred to in the Sub-section of this Agreement entitled “Stock Options.”

4.1.4           “Cause.”  As used in this Agreement, “Cause” shall be defined as:

A.           Criminal Conduct.  If Executive is convicted of a criminal offense punishable as a felony, has committed any offense involving moral turpitude, dishonesty or immoral conduct, or is subject to incarceration.  For purposes of this provision, incarceration will mean any incarceration which causes the Employee to be unable to provide services to the Company for the period of incarceration;

B.           Neglect or Other Misconduct.  If a Executive engages in any conduct, or fails to take any action which (1) materially and adversely effects the business or reputation of the Company; or (2) renders his continued service in employment of the Company detrimental to the ordinary, continued, or successful operation of its business, or is substantially detrimental to or materially interferes with his ability to perform his duties for the Company; or (3) constitutes the misappropriation, misuse, or misdirection of its funds or property; or (4) substantially interferes with or impairs the ordinary operation of its business; or (5) involves moral turpitude that is reasonable likely to cause material damage to the business or reputation of the Company;

C.           Absence.  If a Executive is absent from the active performance of his or her duties in the operation of the business on more than an occasional basis, other than with respect to approved medical or personal leave, or a disability beyond Executive's control;

D.           Violation of the Company’s Rules.  If Executive violates the Company’s material specific written rules, policies or procedures, which in the Company’s discretion, renders his continued employment detrimental to the best interests of the Company; or

E.           Failure to Perform Duties.  If Executive fails or refuses to perform the duties reasonably required of him by the Company after notice and not less than fifteen (15) days opportunity to cure such failure or refusal, or if Executive takes actions reasonably calculated to cause his termination of employment, after notice and not less than fifteen (15) days opportunity to cure cease or otherwise such actions.

4.1.5           “Good Reason.”  As used in this Agreement, “Good Reason” means the occurrence of any of the following without Executive’s prior written consent and in the absence of any circumstance that constitutes Cause:  (i) the regular assignment to Executive of duties materially inconsistent with the position and status of Executive; (ii) a material reduction in the nature, status or prestige of Executive’s responsibilities or a materially detrimental change in Executive’s title or reporting level, excluding for this purpose an isolated, insubstantial or inadvertent action by the Company which is remedied by the Company promptly after the Company’s receipt of written notice from Executive; or (iii) a reduction by the Company of Executive’s annual Base Salary.

4.2           Termination upon Death or Permanent Disability.  This Agreement will terminate automatically on Executive’s death or if Executive becomes Permanently Disabled (as defined below) and the Base Salary, Fringe Benefits and other payments and benefits which Executive, or Executive’s beneficiaries or estate, shall be entitled to receive shall be determined exclusively by operation of this Subsection.  In the event of such termination, Executive, or Executive’s beneficiaries or estate, shall be entitled to receive such amounts of the Base Salary and Fringe Benefits as would have been payable to Executive under a termination without Cause under the Sub-section of this Section entitled “Termination Without Cause” as of the date of death or on which the Company determines in its reasonable discretion that Executive has become Permanently Disabled.  In addition, as of the date of the termination of Executive’s employment pursuant to this Sub-section, Executive shall be immediately vested in full as to any unvested Stock Options issued to Executive pursuant to the Stock Option Agreement referred to in the Sub-section of this Agreement entitled “Stock Options.”  As used in this Agreement, “Permanently Disabled” shall mean the incapacity of Executive due to illness, accident, or any other reason to perform his duties for a period of ninety (90) days, whether or not consecutive, during any twelve month period of the Term, all as determined by the Company in its reasonable discretion.  All determinations as to the date and extent of incapacity of Executive shall be made by the Company’s Board of Directors, upon the basis of such evidence, including independent medical reports and data, as the Board of Directors in its discretion deems necessary and desirable.  All such determinations of the Board of Directors shall be final.

4.3           Termination at Executive’s Election.  Executive may resign from employment with the Company prior to the expiration of the Term for any reason by providing written notice to the Company at least thirty (30) days prior to the date selected for resignation.  If Executive resigns from employment before expiration of the Term under any circumstances other than (i) for Good Reason (defined above), or (ii) within sixty (60) days of a Change in Control (defined above) for any reason other than Good Reason (defined below), then Executive shall be entitled to receive only the following:  (i) payment of Executive’s Base Salary through and including the date of resignation; (ii) payment for all accrued and unused vacation time existing as of the date of resignation, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of resignation; and (iii) reimbursement of business expenses incurred prior to the date of resignation.  Except as expressly set forth in this Sub-section, Executive shall not be entitled to receive any Base Salary, Fringe Benefits or severance benefits in the event Executive resigns from employment before expiration of the Term, except that Executive may continue to participate in the Employee Benefit Plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law and except as otherwise provided by this Agreement.

4.4           Termination on Expiration of Term.  If this Agreement is terminated on the expiration of the Term in accordance with the Section in this Agreement entitled “Term of Agreement,” Executive shall receive:  (i) payment of Executive’s Base Salary through and including the date of termination; (ii) payment for all accrued and unused vacation time existing as of the date of termination, which will be paid at a rate calculated in accordance with Executive’s Base Salary at the time of expiration of the Term; and (iii) reimbursement of business expenses incurred prior to the date of the expiration of the Term.  Executive shall be entitled to exercise all vested Stock Options held by Executive as of the date of the expiration of the Term pursuant to the terms of the Sub-section of this Agreement entitled “Stock Options” and the Stock Option Agreement.  Except as expressly set forth in this Sub-section, Executive shall not be entitled to receive any Base Salary, Fringe Benefits or severance benefits in the event that this Agreement is terminated on the expiration of the Term in accordance with the Section in this Agreement entitled “Term of Agreement,” except that Executive may continue to participate in the Employee Benefit Plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law and except as otherwise provided by this Agreement.

5.	Non-competition; Secrecy.

5.1           Assistance to Competitors.  During the Term, Executive shall not, except as provided below, own a material interest in (other than up to two percent of the voting securities of a publicly traded corporation), render financial assistance to, or offer personal services to (whether for payment or otherwise), any entity or individual that competes with the Company in the Company Business.  “Company Business” shall mean the Company’s oil and gas business as it is conducted or proposed to be conducted during the Term.

5.2           Confidential Information.  Executive acknowledges and agrees that the Company is engaged in business activities in which it is or may be crucial to develop and retain proprietary, trade secret, or confidential information for the benefit of the Company (collectively, “Confidential Information”).  Accordingly, Executive shall not at any time during or after the Term, either directly or indirectly, (i) divulge or convey any Confidential Information to any entity or individual, except as may be expressly authorized in writing by the Company or as required in the course of Executive’s performance of his duties hereunder, or (ii) use any Confidential Information for Executive’s own benefit or the benefit of any entity or individual except the Company.  The Confidential Information to which Executive may have access may include, but is not limited to, matters of a technical or intellectual nature such as inventions, designs, improvements, processes of discovery, techniques, methods, ideas, discoveries, developments, know-how, formulae, compounds, compositions, specifications, trade secrets, specialized knowledge, or matters of a business nature such as information about costs and profits, records, customer lists, customer data or sales data.

5.3           Ownership of Ideas.  The Company shall own, and Executive hereby transfers and assigns to the Company, all rights, of every kind and character throughout the world, in perpetuity, in and to any material or ideas, and all results and proceeds of the performance of Executive’s services hereunder, conceived of or produced during the Term by Executive in the performance of his services hereunder.  The parties acknowledge and agree, however, that such transfer and assignment shall not apply to, or attach in and to, any material or ideas which were not conceived or produced in the performance of Executive’s services hereunder.  Executive shall execute and deliver to the Company such assignments, certificates of authorship, or other instruments as the Company may require from time to time to evidence ownership of such material, ideas, the results and proceeds of the performance of Executive’s services under this Agreement.  Executive’s agreement to assign to the Company any of his rights as set forth in this Sub-section shall not apply to any invention for which no equipment, supplies, facility or trade secret information of the Company was used and that was developed entirely upon Executive’s own time and that does not result from any work performed by Executive for the Company.

5.4           Company Property.  All records, papers, documents, materials, and electronically stored data kept, made, or received by Executive while employed by the Company, or generated for, in the course of, or in connection with the business of the Company, whether or not containing Confidential Information, shall be and remain the exclusive property of the Company (collectively referred to as “Company Property”) at all times during and after Executive’s employment with the Company, without regard to how Executive came into possession of any Company Property or whether Executive played any role in creating any Company Property.  Executive shall not destroy any Company Property or remove any Company Property from the Company’s premises, whether during or after employment at the Company, except as expressly directed for the purpose of performing services on behalf of the Company.  Upon the termination of Executive’s employment with the Company at any time and for any reason, or upon the Company’s request at any time and for any reason, Executive shall promptly return all Company Property to the Company, without keeping a copy of any such Company Property for himself or any other entity or individual.  Executive will, upon request by Company, certify his compliance with the terms of this Sub-section.

5.5           Interference with Employees and Clients.

5.5.1           Not Hire Away.  For so long as Executive is employed by the Company, and for a three-year period thereafter, Executive shall not, directly or indirectly, whether for his own benefit or for the benefit of any other entity or individual, (i) solicit, encourage, or in any way influence any person employed by, or engaged to render services on behalf of, the Company, to cease performing services for the Company, or to engage in any activity contrary to or conflicting with the interests of the Company; (ii) hire away any person employed by, or engaged to render services on behalf of, the Company; or (iii) otherwise interfere to the Company’s detriment in any way in the Company’s relationship with any person who is employed by, or engaged to render services on behalf of, the Company.

5.5.2           Non-Solicitation.  For so long as Executive is employed by the Company, and for a three-year period thereafter, Executive shall not, whether for his own benefit or for the benefit of any other entity or individual, take any action which would cause any customer or client of the Company or any party with whom the Company conducts business (i) who became known to Executive by virtue of Executive’s employment with the Company during the Term, or (ii) whose status as a client or customer of the Company or party with whom it conducts business during the Term can be determined by reference to records maintained by the Company, to curtail, limit, or terminate its business relationship with the Company.

5.6           Injunctive Relief.  Executive and the Company acknowledge and agree that (i) Executive’s breach of his obligations under this Section would cause the Company irreparable harm and that monetary damages alone would not be an adequate remedy for any such breach; and, therefore, (ii) if Executive breaches this Section (“Non-competition; Secrecy”), the Company shall be entitled to obtain injunctive relief (and any other form of equitable relief), as well as any other remedies (including monetary damages) to which the Company is entitled as a consequence of such breach or otherwise.

6.           Representation and Warranties.  Executive represents and warrants to the Company that Executive is under no contractual or other restriction or obligation that is materially inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the rights of the Company hereunder, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement previously entered into by Executive.

7.           Miscellaneous.

7.1           Severability.  In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provisions or portions of this Agreement shall remain in full force and effect.

7.2           Amendment and Waiver.  No provision of this Agreement can be modified, amended, supplemented or waived in any manner except by an instrument in writing signed by both Executive and the Company.  The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of any provision of this Agreement.

7.3.           Applicable Law.  This Agreement, Executive’s employment relationship with the Company, and any and all matters or claims arising out of or related to this Agreement or Executive’s employment relationship with the Company, shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of choice of law provisions of any jurisdiction.

7.4.           Venue.  The parties agree that the District Court of the County of Arapahoe, State of Colorado, shall have exclusive jurisdiction, including in personam jurisdiction, and shall be the exclusive venue for any and all controversies and claims arising out of or relating to this Agreement or a breach thereof, except as otherwise unanimously agreed upon by the parties.

7.5.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, understandings, or agreements between the parties, whether oral or written, expressed or implied.

7.6           Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

7.7           Headings.  The headings of sections and subsections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

7.8           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered to and received personally by the recipient, (b) when sent to and received by the recipient by facsimile (receipt electronically confirmed by sender’s facsimile machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business days after the date when sent to the recipient by overnight delivery by reputable express courier service (charges prepaid) and delivery confirmed, or (d) three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid and such receipt is confirmed.  Such notices, demands and other communications shall be sent to parties at the addresses indicated below or to such other address as a party may direct on written notice given pursuant to the terms of this Sub-paragraph:

If to Executive:	Kirk A. Stingley
7775 Lebrun Court
Lone Tree, CO 80124

If to the Company:	Eternal Energy Corp.
2549 West Main Street, Suite 202
Littleton, CO 80120

7.9           Attorneys’ Fees.  If any party shall commence any action or proceeding against another party in order to enforce the provisions hereof, or to recover damages as the result of alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorney' fees.

7.10           Independent Legal Advice.  Executive acknowledges that he has been advised to obtain independent legal advice with respect to this Agreement and that he has had the opportunity to do so.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Executive:	Eternal Energy Corp.

/s/ Kirk A. Stingley	By:	/s/ Bradley M. Colby
Kirk A. Stingley		Its: Chief Executive Officer